UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2010

FREDERICK’S OF HOLLYWOOD GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-5893	13-5651322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1115 Broadway, New York, New York	10010
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 798-4700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Thomas J. Lynch Employment Agreement

On June 29, 2010, Frederick’s of Hollywood Group Inc. (“Company”) entered into an employment agreement with Thomas J. Lynch, which provides for Mr. Lynch to continue to serve as the Company’s Chief Executive Officer through January 2, 2014 at a base salary of $540,000 per year. Mr. Lynch voluntarily reduced his salary by $60,000 per year (or an aggregate of $210,000 over the term of the agreement) in support of the Company’s continuing efforts to reduce expenses.

In addition to his base salary, Mr. Lynch is eligible to receive a target annual incentive bonus of up to 65% of his base salary in accordance with the terms of the Company’s 2010 Annual Incentive Bonus Plan (“Annual Bonus Plan”) described below. The incentive bonus for the fiscal year ending July 26, 2014 will be prorated for the partial year during which Mr. Lynch is employed. No incentive bonus will be paid to Mr. Lynch for the fiscal year ending July 31, 2010. From time to time, Mr. Lynch also will be eligible to receive such discretionary bonuses as the Compensation Committee deems appropriate.

On June 29, 2010, the Company granted Mr. Lynch a ten-year, non-qualified option to purchase 600,000 shares of common stock under the Company’s 2010 Long-Term Incentive Equity Plan (“2010 Equity Plan”) at an exercise price of $0.78 per share (the closing price of the Company’s common stock on such date), with 150,000, 200,000 and 250,000 shares vesting on each of January 2, 2012, 2013 and 2014, respectively. The grant of the option is subject to and conditioned upon approval by the Company’s shareholders of the 2010 Equity Plan, which is anticipated to be sought at the Company’s next shareholders meeting. If shareholder approval is not obtained, the option shall be deemed null and void.

On June 29, 2010, the Company also issued Mr. Lynch 150,000 shares of restricted stock under the Company’s 2000 Performance Equity Plan, with 50,000 shares vesting on each of January 2, 2012, 2013 and 2014, provided that Mr. Lynch is employed by the Company on each such date.

The employment agreement provides that if, during the employment term, the Company terminates Mr. Lynch without “cause” or he terminates his employment for “good reason” (as such terms are defined in the employment agreement), or if the Company does not continue his employment at the end of the employment term upon substantially similar terms, the Company will be required to pay to him (i) his base salary through the end of the employment term, (ii) any bonus that would have become payable to him through the end of the employment term, (iii) the insurance benefits provided in his employment agreement through the end of the employment term, (iv) the lump sum of $450,000 and (v) medical coverage at the Company’s expense for one year commencing on either (a) the last day of the employment term if his employment is terminated during the employment term or (b) the date of termination if his employment is terminated after the end of the employment term; provided that medical coverage will terminate upon becoming covered under a similar program by reason of employment elsewhere.

The employment agreement provides for the Company to pay the premiums on a life insurance policy for Mr. Lynch providing a death benefit of $1,500,000 to his designated beneficiary and a disability insurance policy for Mr. Lynch providing a non-taxable benefit of at least $10,000 per month payable to him in the event of his disability. Under the employment Agreement, Mr. Lynch is prohibited from disclosing confidential information about the Company and employing or soliciting any of its current employees to leave the Company during his employment and for a period of one year thereafter. The employment agreement does not contain any change of control or non-competition provisions.

The foregoing description is qualified in its entirety by the text of the employment agreement, stock option agreement and restricted stock agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3 and incorporated herein by reference.

2010 Annual Incentive Bonus Plan

On June 29, 2010, the Company’s Board of Directors adopted the Annual Bonus Plan, in which employees selected by the Company’s Compensation Committee will participate.  The Compensation Committee has initially determined that Thomas Lynch and Thomas Rende, named executive officers of the Company, will participate in the Annual Bonus Plan.  Under the Annual Bonus Plan, participants will be eligible to receive a cash bonus of up to a percentage of the participant’s base salary as determined by the Compensation Committee.  The maximum cash bonus award for the named executive officers participating in the Annual Bonus Plan, expressed as a percentage of base salary as set forth in their respective employment agreements, is as follows:  Thomas J. Lynch, 65%; and Thomas Rende, 35%.

The bonus payment for each participant is calculated based on two components: (1) the Company’s annual financial performance (“Company Performance Component”), representing up to 80% of the total eligible bonus; and (2) the participant’s individual performance (“Individual Performance Component”), representing up to 20% of the total eligible bonus.  If the Company achieves less than 80% of the Target Adjusted EBITDA (as defined below), no participant will be eligible to receive any bonus.

Company Performance Component.  The Company Performance Component is based upon an evaluation of the Company’s Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, stock compensation expense, any bonus awarded under the Annual Bonus Plan and adjustments for non-recurring items as determined by the Board) against a target Adjusted EBITDA approved annually by the Board (“Target Adjusted EBITDA”).  If the Company achieves 100% or more of the Target Adjusted EBITDA, each participant’s total eligible bonus will range from 10% of the total eligible bonus upon achievement of 100% of the Target Adjusted EBITDA up to a maximum of 80% of the total eligible bonus upon achievement of 140% or more of the Target Adjusted EBITDA.

Individual Performance Component.  The Individual Performance Component is based on an individual’s achievement of performance objectives, as approved annually by the Compensation Committee.  If the Company achieves 80% or more of the Target Adjusted EBITDA, up to 20% of the participant’s total eligible bonus may be paid out upon the achievement of such individual performance objectives.

The foregoing description is qualified in its entirety by the text of the Annual Bonus Plan, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits:

10.1	Employment Agreement between the Company and Thomas J. Lynch, dated as of June 29, 2010

10.2	Stock Option Agreement between the Company and Thomas J. Lynch, dated as of June 29, 2010

10.3	Restricted Stock Agreement between the Company and Thomas J. Lynch, dated as of June 29, 2010

10.4	2010 Annual Incentive Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2010	FREDERICK’S OF HOLLYWOOD GROUP INC.

	By:	/s/ Thomas Rende
Thomas Rende
Chief Financial Officer